Exhibit 99.1

Summarized Tenant Financial Data

Public Service Electric and Gas Company ("PSE&G") currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding PSE&G is taken from its previously filed public reports. For more detailed financial information regarding PSE&G, please refer to their financial statements, which are publicly available with the SEC at http://www.sec.gov.

	For the Fiscal Year Ended
	12/31/2005	12/31/2004	12/31/2003
	(in millions)
Consolidated Statements of Operations

Operating Revenues	$7,728	$6,972	$6,740
Operating Income	913	943	761
Net Income	348	346	229

	As of the Fiscal Year Ended
	12/31/2005	12/31/2004	12/31/2003
	(in millions)
Consolidated Balance Sheets

Total Assets	$14,291	$13,586	$13,177
Long-term Debt	4,745	4,877	5,129
Stockholders' Equity	7,868	7,657	7,669